Exhibit 10.6E

SECOND AMENDMENT TO OFFICE LEASE

This Second Amendment to Office Lease (this “Amendment”) is entered into effective as of the 28th day of June, 2004, by and between GATEWAY CENTER LLC, a Delaware limited liability company (“Landlord”) and TERCICA, INC. (formerly known as “Tercica Medica, Inc.”), a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant previously entered into that certain “Office Lease 651 Gateway Boulevard” dated July 24, 2003, as amended by that certain First Amendment to Office Lease dated September 24, 2003 (collectively, the “Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord the premises located on the eighth (8th) and ninth (9th) floor of the Building located at 651 Gateway Boulevard, South San Francisco, CA, commonly known as Suites 855, 860, 880 and 940, containing Twelve Thousand One Hundred Forty-Three (12,143) rentable square feet. (the “Premises”).

B. In addition, Tenant is the subtenant of Elan Pharmaceuticals, Inc., pursuant to ((i) that certain “Sublease 651 Gateway Boulevard (Suite 950)” dated June 24, 2002, and (ii) that certain “Sublease 651 Gateway Boulevard (Suite 980)” dated March 21, 2003 (collectively, the “Subleases”). Under the Subleases, Tenant is leasing Suite 950 and Suite 980 in the Building, (collectively, the “Sublet Premises”). The Sublet Premises contains Nine Thousand Nine Hundred One (9,901) rentable square feet.

C. The Lease and the Subleases by their terms expire as of December 14, 2004. The parties hereto wish to amend the Lease to include the Sublet Premises in the Premises, to extend the Lease Term, to provide for new Base Rent, and to otherwise amend the terms and conditions of the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Defined Terms. All capitalized terms used in this Amendment that are not defined herein shall have the meanings as defined in the Lease.

3. Inclusion of Sublet Premises in Premises. Landlord and Tenant hereby agree that, from and after December 15, 2004, the Sublet Premises shall be deemed to be a part of the Premises for all purposes under the Lease. Landlord and Tenant hereby agree that, from and after December 15, 2004, the size of the Premises for all purposes under the Lease shall be Twenty Two Thousand and

Forty-Four rentable square feet. The Lease (including Section 2.2 of the Summary) is hereby amended accordingly.

3. Extension of Term. Landlord and Tenant hereby agree that the Lease Term shall be extended for an additional six (6) months, from December 15, 2004 until June 14, 2005 (such six (6) month period hereinafter, the “Extended Term”). The Lease (including Section 3.2 of the Summary) is hereby amended accordingly.

4. Base Rent for Extended Term. Landlord and Tenant hereby agree that the Base Rent for the Premises for the duration of the Extended Term shall be as follows:

A.	Annual Base Rent: Four Hundred Forty Nine Thousand Six Hundred Ninety-Seven and 60/100 Dollars ($449,697.60);

B.	Monthly Installment of Base Rent: Thirty Seven Thousand Four Hundred Seventy Four and 80/100 Dollars ($37,474.80); and

C.	Annual Base Rental Rate Per Rentable Square Foot: Twenty and 40/100 Dollars ($20.40)

The Lease (including Section 4 of the Summary) is hereby amended accordingly.

5. Premises in “AS-IS” Condition. Tenant hereby acknowledges and agrees that it is currently in possession of the Premises (including, without limitation, the Sublet Premises), and that, except as set forth in the Lease with respect to Landlord’s repair, maintenance and replacement obligations set forth in the Lease, Landlord has no obligation to alter, modify, remodel or otherwise improve the Premises (including, without limitation, the Sublet Premises), it being agreed between Landlord and Tenant that Tenant shall accept the Premises (including, without limitation, the Sublet Premises) in its current “AS-IS WHERE-IS” condition, without representation or warranty.

6. Ratification of Lease. Landlord and Tenant hereby acknowledge that, due to an error in drafting by Landlord the Lease was originally executed by Landlord as “Gateway Center LLC, a California limited liability company.” The actual legal entity constituting Landlord is “Gateway Center LLC, a Delaware limited liability company.” Landlord and Tenant hereby ratify the original Lease.

7. Real Estate Brokers. Landlord and Tenant hereby represent and warrant to the other that neither party hereto has authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesperson to act for it in connection with this Amendment and the extension of the Lease term contemplated herein except for BT Commercial, representing Tenant and Landlord. Each party hereto shall indemnify, defend and hold the other harmless from and against any and all claims by any real estate broker or salesperson whom either party authorized or employed, or acted by implication to authorize or employ, to act for such party in connection with this Amendment, other than BT Commercial. Landlord shall be solely responsible for paying all brokers commissions due in connection with this Amendment pursuant to a separate written agreement between Landlord and BT Commercial.

7. No Change. Except as set forth herein, all of the terms and conditions of the Lease remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and date first written above.

Landlord:				Tenant:

GATEWAY CENTER, LLC,				TERCICA, INC.,
a Delaware limited liability company				a Delaware corporation

By:	BOSTON PROPERTIES LIMITED PARTNERSHIP,			By:	/s/ Timothy P. Lynch
	a Delaware limited partnership, its sole member				Its:	Timothy P. Lynch

	By:	BOSTON PROPERTIES, INC.		By:
		a Delaware corporation,			Its:
its general partner

		By:	/s/ Bob Pester
		Name:	Bob Pester
		Title:	Senior Vice President and Regional Manager